                                                                      Exhibit 99

                          PURCHASE AND SALE AGREEMENT

                                     AMONG

                      POTOMAC HOTEL LIMITED PARTNERSHIP,


                                  AS SELLER,


                                      AND

                           HOST MARRIOTT CORPORATION

                                 AS PURCHASER

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
ARTICLE I -- Definition of Terms

     1.01   Definition of Terms..........................................   1
     1.02   Terms Defined in Other Sections..............................   4

ARTICLE II -- Purchase and Sale of the Hotel

     2.01   Purchase and Sale............................................   5
     2.02   Excluded Items...............................................   5
     2.03   Purchase Price...............................................   6
     2.04   Allocation of Purchase Price.................................   6
     2.05   Employees at Hotel...........................................   7
     2.06   Seller's Disclaimer..........................................   7
     2.07   Certain Options of Purchaser.................................   8

ARTICLE III -- Conditions Precedent

     3.01   Conditions Precedent for the Benefit of Purchaser............   8
     3.02   Conditions Precedent for the Benefit of Seller...............  11
     3.03   Failure or Waiver of Conditions Precedent....................  12

ARTICLE IV -- Due Diligence; Confidentiality

     4.01   Title Inspection; Review Period..............................  12
     4.02   Termination..................................................  14

ARTICLE V -- Seller's Representations, Warranties, and Covenants

     5.01   Good Standing................................................  15
     5.02   Due Authorization............................................  15
     5.03   No Violations or Defaults....................................  15
     5.04   Litigation...................................................  15
     5.05   Compliance with Laws.........................................  16
     5.06   Financial Information........................................  16
     5.07   Insurance....................................................  16
     5.08   Condemnation Actions.........................................  16


     5.09   Operation of the Hotel Before Closing........................  17
     5.10   Hazardous Materials..........................................  17
     5.11   Contracts and Equipment Leases...............................  17
     5.12   Bankruptcy Matters...........................................  18
     5.13   Employees....................................................  18
     5.14   Additional Covenants.........................................  18

ARTICLE VI -- Purchaser's Representations, Warranties and Covenants

     6.01   Good Standing................................................  19
     6.02   Due Authorization............................................  19
     6.03   No Violation or Defaults.....................................  20
     6.04   Litigation...................................................  20
     6.05   Bankruptcy Matters...........................................  20
     6.06   HSR Filing...................................................  20

ARTICLE VII -- Deposit...................................................  21

ARTICLE VIII -- Escrow and Closing

     8.01   Escrow Arrangements..........................................  21
     8.02   Closing......................................................  22
     8.03   Closing Adjustments..........................................  23
     8.04   Closing Costs................................................  25

ARTICLE IX -- Risk of Loss or Condemnation Prior to Closing

     9.01   Risk of Loss.................................................  25
     9.02   Condemnation of Hotel........................................  26

ARTICLE X -- Termination; Remedies

     10.01  Termination..................................................  27
     10.02  Defects in Title.............................................  27
     10.03  Remedies of Purchaser........................................  28
     10.04  Remedies of Seller...........................................  28
     10.05  Notice and Cure Period.......................................  28

ARTICLE XI -- Waiver and Partial Invalidity

     11.01  Waiver  .....................................................  29
     11.02  Partial Invalidity...........................................  29

ARTICLE XII -- Indemnification

     12.01  Agreement to Indemnify.......................................  29
     12.02  Indemnification Regarding Assumed Obligations................  30
     12.03  Notice and Cooperation on Indemnification....................  30

 ARTICLE XIII -- Miscellaneous

     13.01  Brokerage Commissions and Finder's Fees......................  30
     13.02  Representations, Warranties, and Covenants...................  31
     13.03  Assignment...................................................  31
     13.04  Limited Liability............................................  32
     13.05  Period for Making Claims.....................................  32
     13.06  Applicable Law...............................................  32
     13.07  Headings.....................................................  32
     13.08  Notices......................................................  32
     13.09  Entire Agreement.............................................  33
     13.10  Counterparts.................................................  33
     13.11  Termination Fee..............................................  34
     13.12  Further Assurances...........................................  34
     13.13  Local Law Requirements.......................................  34
     13.14  Business Day.................................................  34
     13.15  Inspection of Books and Records..............................  34

EXHIBITS

    Exhibit A           Legal Description of Site

                          PURCHASE AND SALE AGREEMENT


          This PURCHASE AND SALE AGREEMENT (this "Agreement") is executed as of the 7th day of June, 1995 by POTOMAC HOTEL LIMITED PARTNERSHIP, a Delaware limited partnership with its principal office at 10400 Fernwood Road, Bethesda, Maryland 20817, as seller (the "Seller"), and HOST MARRIOTT CORPORATION, a Delaware corporation with its principal office at 10400 Fernwood Road, Bethesda, Maryland 20817, as purchaser (the "Purchaser").


                                   ARTICLE I

                              Definition of Terms
                              -------------------

          1.01  Definition of Terms
                -------------------

          When used in this Agreement, the following terms shall have the meanings indicated:

          "Accountants" means Arthur Andersen, L.L.P. or another firm of
           -----------
certified public accountants mutually agreeable to Seller and Purchaser appointed to perform the functions of a public accountant as described in this Agreement.

          "Accounts Payable" means, to the extent related to the period prior to
           ----------------
the Closing, amounts payable by Seller (or by the Manager, as manager on behalf of the Seller), to trade creditors and the like for goods, materials or services provided at or to the Hotel.

          "Accounts Receivable" means, to the extent related to the period prior
           -------------------
to the Closing, any and all rents, deposits, guest, room and other charges, and other sums owing to the Seller that are in any way attributable to the Hotel, including, without limitation, (a) amounts receivable in connection with the letting of rooms, the use of restaurant, banquet, conference, or other facilities, or the provision of services by the Seller (or by the Manager, as manager on behalf of the Seller) at the Hotel, (b) credit card charges to the extent they have not been submitted to the applicable credit card company, and
(c) rents and/or license or other fees due from tenants, licensees or concessionaires of the Hotel.

          "Bill of Sale" means the bill of sale, assignment and assumption
           ------------
agreement the Seller is to deliver to Purchaser at Closing, dated as of the Closing Date, conveying to Purchaser all of the Seller's right, title, and interest in and to the FF&E, rights and warranties under Contracts and Equipment Leases, and Miscellaneous Assets.

          "Closing" means the consummation of the purchase and sale of the
           -------
Hotel, as contemplated by this Agreement.

          "Closing Date" means the date upon which the Closing occurs, which
           ------------
shall be a date no later than August 22, 1995 (subject to extension as set forth in Section 10.02), as set forth in a notice by Purchaser to Seller, or such other date as Purchaser and Seller may agree.

          "Contract Date" means the date upon which this Agreement is executed
           -------------
fully by Purchaser and Seller, as evidenced by the last date indicated on the signature page hereof.

          "Contracts" means all service, maintenance, supply, and other
           ---------
contracts related to the maintenance or operation of the Hotel.

          "Deed" means the special warranty deed (or local equivalent) that
           ----
Seller is to deliver to Purchaser or the Permitted Designee at Closing, dated as of the Closing Date, conveying to Purchaser or its Permitted Designees the Seller's fee simple interest in the Hotel, including the Site with respect to the Hotel.

          "Encumbrance(s)" means liens, mortgages, deeds of trust, security
           --------------
interests, pledges, charges, options, encroachments, easements, covenants, leases, reservations or restrictions of any kind.

          "Equipment Leases" means the leases of equipment and other personal
           ----------------
property located at, or used in the operation of, the Hotel.

          "FF&E" means all appliances, machinery, devices, fixtures,
           ----
appurtenances, equipment, furniture, furnishings and articles of tangible personal property of every kind and nature whatsoever owned by Seller and located in or at, or used in connection with the ownership, operation or maintenance of the Hotel (except Excluded Items).

          "Hotel" means the Dallas/Fort Worth Airport Marriott Hotel, which is
           -----
located on the Site and has the following address: 8440 Freeport Parkway, Irving, Texas 75063. The term "Hotel" shall include (a) the legal and
                                -----
beneficial fee simple title to and interest in the Site (as that term is defined below); (b) all easements and other rights and obligations appurtenant to the Site; (c) the legal and beneficial fee simple title to all buildings and other improvements that are located on the Site; (d) all related Contracts, to the extent assignable; (e) all related Equipment Leases, to the extent assignable; (f) all FF&E; (g) all working capital related to the Hotel; (h) all amounts on deposit in the FF&E reserve related to the Hotel and
(i) all related Miscellaneous Assets, to the extent transferable.

          "Management Agreement" means the Management Agreement dated as of July
           --------------------
16, 1982, between Seller and the Manager related to the management of the Hotel and other hotels, together with any and all amendments thereto or amendments and restatements thereof.

          "Manager" means Marriott International, Inc., a Delaware corporation.
           -------

          "Miscellaneous Assets" means, to the extent related to the Hotel, and
           --------------------
only to the extent in Seller's possession or to the extent owned by Seller but in the Manager's possession, all surveys, all architectural, consulting and engineering blueprints, all plans and specifications, all drawings, and all reports including, without limitation, all maintenance reports, all Permits, all books and records (financial and otherwise), and all personal property relating to the ownership or operation of the Hotel that are owned by or leased to Seller as of the Closing Date, except FF&E, Contracts, Equipment Leases, and Excluded Items. Seller shall use all reasonable efforts to cause the Manager to transfer to Purchaser at the Closing all Miscellaneous Assets that are owned by Seller and related to the Hotel which are being purchased at Closing and which are in the Manager's possession.

          "Permits" means, to the extent assignable, all licenses, franchises,
           -------
certificates of occupancy, permits and approvals issued by any governmental authority or any third party and used in or necessary to the operation of the Hotel as a fully functioning hotel.

          "Permitted Encumbrances" means (a) liens for taxes, assessments and
           ----------------------
governmental charges not yet due and payable or due and payable but not yet delinquent (all of which shall be adjusted as of the Closing in accordance with the terms of Section 8.03); (b) applicable zoning regulations and ordinances;
(c) overnight occupancy rights of any Hotel guest; (d) such exceptions and defects which Purchaser agrees to accept (or is deemed to have accepted) pursuant to Section 4.01(a) hereof; and (e) such other Encumbrances as do not render title unmarketable and do not materially interfere with the use of the Hotel as a fully functioning hotel.

          "Purchaser" means, Host Marriott Corporation, a Delaware corporation,
           ---------
or any assignee direct or indirect wholly-owned subsidiary of Host Marriott Corporation, and its respective successors and permitted assigns.

          "Review Period" means the period commencing on the Contract Date and
           -------------
ending at 5:00 p.m., E.S.T., on August 1, 1995.

          "Seller" means Potomac Hotel Limited Partnership, a Delaware limited
           ------
partnership, together with any affiliate thereof conveying any interest in the assets to be conveyed hereunder.

          "Site" means the parcel of land on which the Hotel is located, which
           ----
is more fully described on Exhibit A attached hereto, including all right,
                           ---------
title, and interest of Seller, if any, in and to all easements, rights and other interests appurtenant thereto. "Site" does not include buildings and other
                                 ----
improvements.

          "Title Company" means Chicago Title Insurance Company, and/or another
           -------------
nationally recognized, financially sound title insurance company designated by Purchaser.

          1.02  Terms Defined in Other Sections
                -------------------------------

          As used in this Agreement, the following terms have the meanings specified in the sections listed below:

                "Agreement" -- Preamble.
                 ---------

                "ALTA" -- Section 3.01(a).
                 ----

                "Business Day" -- Section 13.14.
                 ------------

                "Code" -- Section 2.04.
                 ----

                "Environmental Law" -- Section 5.10(a).
                 -----------------

                "Escrow Instructions" -- Article VII.
                 -------------------

                "Excluded Items" -- Section 2.02.
                 --------------

                "FIRPTA Certificate" -- Section 8.01(a)(vi).
                 ------------------

                "HSR Act" -- Section 3.01(f).
                 -------

                "Hazardous Materials" -- Section 5.10.
                 -------------------

                "Permitted Designee" -- Section 13.03(a).
                 ------------------

                "Purchase Price" -- Section 2.03.
                 --------------

                "Real Estate Compensation" -- Section 13.01.
                 ------------------------

                "Study" -- Section 4.01(c).
                 -----

                "Termination Notice" -- Section 4.02.
                 ------------------

                "Title Commitment" -- Section 3.01(a).
                 ----------------

                "Title Policy" -- Section 3.01(a).
                 ------------


                                  ARTICLE II

                        Purchase and Sale of the Hotel
                        ------------------------------

          2.01  Purchase and Sale
                -----------------

          Seller agrees to sell, convey and assign to Purchaser, and Purchaser agrees to purchase, accept and assume from Seller, upon the terms, covenants and conditions set forth in this Agreement, the Hotel (other than the Excluded Items). Purchaser shall assume any and all obligations of Seller in connection with the Contracts, Equipment Leases and Miscellaneous Assets relating to the Hotel, to the extent such obligations arise and accrue on or after the Closing Date, and Seller shall be released and held harmless by Purchaser from all such obligations arising and accruing on or after the Closing Date. Purchaser's obligation to hold Seller harmless from such obligations shall survive the Closing. Purchaser shall be released and held harmless by Seller from all such obligations arising and accruing prior to the Closing Date, which obligation of Seller shall survive the Closing.

          2.02  Excluded Items
                --------------

          Seller shall not be obligated to sell to Purchaser, and Purchaser shall not be entitled or obligated to purchase, any of the following, all of which shall remain the sole and exclusive property of Seller or the Manager, as the case may be (collectively, the "Excluded Items"):

                (a)  Accounts Receivable.

                (b)  Non-transferable deposits such as utility deposits.

                (c) All property owned by Seller or Manager not normally located at the Hotel and used, but not used exclusively, in connection with the Hotel.

                (d)  Insurance policies covering the Hotel.

                (e) Any other information or materials that are reasonably considered by Seller, the Manager, or any of their affiliates to be proprietary (including, without limitation, operational materials, business plans and reports, computer software of any kind, training manuals, legal manuals, security and loss prevention materials, and the like).

          2.03  Purchase Price
                --------------

          The purchase price for the Hotel (the "Purchase Price") shall be the sum of FORTY-FOUR MILLION AND NO/100 DOLLARS ($44,000,000.00), subject to adjustment as set forth in Sections 2.07, 9.01 and 9.02, and shall be payable by Purchaser to Seller on the Closing Date in cash.

In the event that: (i) the Hotel suffers a Casualty Loss prior to the Closing Date and Purchaser does not elect to terminate its obligation to purchase the Hotel pursuant to Section 9.01 or a portion of the Hotel is condemned and Purchaser does not elect to terminate its obligation to purchase the Hotel pursuant to Section 9.02, (ii) Seller has not repaired or restored such damaged or condemned Hotel to a condition substantially equivalent to its condition immediately before the occurrence of such Casualty Loss or condemnation, (iii) the proceeds of any casualty insurance or condemnation award paid or assigned to Purchaser with respect to the damaged or condemned Hotel are insufficient to cover the full costs of such repair or restoration, and (iv) it is necessary for Purchaser to expend its own funds to complete such repair or restoration, then, in such event, the entire amount of out-of-pocket costs reasonably expected to be incurred by Purchaser in excess of any insurance or condemnation proceeds or other sums, if any, paid or assigned by Seller to Purchaser to cover the costs of such repair or restoration shall be applied as a credit directly against the Purchase Price; provided, however,that, if the amount of the payment that is
                --------  -------
offset against the Purchase Price under this paragraph would exceed $1,000,000, Seller shall have the right to terminate this Agreement.

          2.04  Allocation of Purchase Price
                ----------------------------

          The Purchase Price shall be allocated among the applicable (a) buildings and improvements, (b) FF&E, (c) value of the Site, and (d) other asset categories, as applicable, in such manner as shall be agreed to between the parties before the Closing. The Seller and the Purchaser agree to file all federal income tax returns and reports necessary in connection with the Closing, including, without limitation, any filings contemplated by Section 1060 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the "Code"), consistent with the allocations agreed to.

          2.05  Employees at Hotel
                ------------------

          Purchaser acknowledges, based on Seller's representation contained in
Section 5.13, that all personnel employed or engaged in connection with the operation of the Hotel are employees of the Manager or its affiliates, that Seller has represented to Purchaser that Seller has no employees engaged in the day-to-day operation of the Hotel, and that all matters pertaining to Hotel employees (including, without limitation, the continuation or termination of their employment at the Hotel) are to be worked out and resolved between Purchaser and the Manager. Purchaser acknowledges that Seller has, and shall have, absolutely no obligations, responsibilities, or liabilities of any kind in respect of such employees or the terms or conditions of their employment (or the continuation or termination thereof), and Purchaser agrees that it shall indemnify and defend Seller, and hold Seller harmless, from and against any and all claims, damages, losses, costs, expenses, or liabilities, of any kind or nature including, without limitation, court costs and the reasonable fees and expenses of attorneys' and other experts, arising out of any claims or disputes concerning any such employees or their employment arising out of actions (or inactions) taken during (or relating to) the period from and after the Closing. The foregoing indemnification shall survive the Closing or the termination of this Agreement.

          2.06  Seller's Disclaimer
                -------------------

          (a) Except as otherwise expressly provided in Article V and in the Deed and Bill of Sale to be delivered to Purchaser at Closing, SELLER DISCLAIMS THE MAKING OF ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND WHETHER MADE OR ASSERTED TO BE MADE BY SELLER, MANAGER OR ANYONE ELSE, REGARDING THE HOTEL OR MATTERS AFFECTING THE HOTEL, including, without limitation, the physical condition of the Hotel, title to or the boundaries of the Site, pest control matters, soil conditions, the presence, existence or absence of hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, and any other information pertaining to the Hotel or the market and physical environments in which it is located. Purchaser acknowledges (i) that Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation of the physical, environmental, economic and legal condition of the Hotel and (ii) that Purchaser is not relying upon any statements, representations or warranties of any kind, other than those specifically set forth in Article V hereof or in the Deed and Bill of Sale, made (or purported to be made) by Seller or anyone acting or claiming to act on Seller's behalf, including, without limitation, any employees or representatives of the Manager. Purchaser further acknowledges that it has not received from or on behalf of Seller any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of its own accounting, tax, legal, architectural, engineering, property management and other advisors. Subject to the provisions of Article IX hereof, Purchaser shall purchase the Hotel in its "AS IS" condition on the Closing Date.

          (b) Except with respect to any claims arising out of any breach of covenants, representations or warranties set forth in this Agreement or in the Deed or Bill of Sale to be delivered to Purchaser at Closing, Purchaser, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges Seller, its affiliates, successors and assigns from any and all rights, claims, liabilities, obligations, and demands, at law or in equity, whether known or unknown to Purchaser at the time of this Agreement, which Purchaser has or may have in the future, arising out of the physical, environmental, economic or legal condition of the Hotel.

          2.07  Certain Options of Purchaser
                ----------------------------

          If, on the Closing Date, (a) all conditions precedent to the Closing with respect to the Hotel are not satisfied or (b) the Hotel has any structural, environmental, legal, or material and adverse operational or title defect or condition that would otherwise require material expenditures to bring the Hotel into a satisfactory condition in accordance with industry standards, then Purchaser, may terminate this Agreement, upon which termination the parties hereto shall have no further rights or obligations hereunder (except as specified in Sections 13.02(b) and 13.11 hereof).

                                  ARTICLE III

                             Conditions Precedent
                             --------------------

          3.01  Conditions Precedent for the Benefit of Purchaser
                -------------------------------------------------

          Purchaser's obligation to purchase the Hotel shall be subject to and contingent upon the satisfaction (to Purchaser's reasonable satisfaction), or the waiver by Purchaser, as of the Closing Date, of the following conditions precedent:

                (a) The Title Company shall have indicated its irrevocable commitment (the "Title Commitment") to issue as of the Closing Date, upon the sole condition of payment of its regularly scheduled premium and delivery by Seller of the documents called for in Section 3.01(d) hereof, a standard American Land Title Association ("ALTA") extended coverage owner's policy of title insurance (Form B-1970, revised 10/84, or Form B-1992 or the equivalent thereof) (the "Title Policy") for the Hotel, in the amount of $35,000,000 insuring that fee simple title to the Hotel on the Closing Date is vested of record in Purchaser, subject only to Permitted Encumbrances.

                (b)   Seller's representations and warranties set forth in
          Article V shall be true and complete as if made on and as of the Closing Date, and Seller shall have delivered to Purchaser a certificate to that effect. Notwithstanding the foregoing, all facts that Seller represents "to its knowledge" (or with words of similar effect) shall be true and correct in all material respects (regardless of whether Seller knew of the untruth of any such matters); provided,
                                                                      --------
          however, that Seller shall not be deemed to be in breach of this
          -------
          Agreement, nor be obligated or liable to Purchaser for a breach of a representation or warranty made to Seller's knowledge, if such matter is untrue and Seller did not (after the inquiries required by this Agreement) have actual knowledge of such untruth.

                (c) Seller shall have performed in all material respects all covenants set forth in this Agreement which are to be performed by Seller on or before the Closing Date. For purposes of Section 3.01(b) and this Section 3.01(c), a representation and warranty (or factual matter) shall be deemed to be true and complete "in all material respects," and a covenant shall be deemed to have been performed "in all material respects," if the failure of any such representation or warranty or factual matter to be true and complete, and the failure to perform any such covenant, would not, singly or in the aggregate, be expected to result in damages to Purchaser in excess of $250,000 (and the amount of such damages, as reasonably ascertained by the parties, shall be credited, against the Purchase Price.

                (d) If there exist any recorded covenants, interests or agreements, or any unrecorded covenants, interests or agreements that Purchaser has timely advised Seller of pursuant to Section 4.01(d), relating to the Hotel or to the Site that require the consent or approval of, or estoppel certificates from, third parties, Seller shall have delivered to Purchaser, in writing, such consents, approvals and estoppel certificates as Purchaser may reasonably have required on or before the Closing Date (or the Title Company shall have provided affirmative insurance over any such matters to the Purchaser in form reasonably satisfactory to Purchaser.

                (e) Seller and Manager shall have terminated the Management Agreement and Manager, or a subsidiary thereof, shall have entered into a new management agreement with Purchaser on terms consistent with the current management terms generally offered by Manager or its subsidiaries to third parties.

                (f) If any filings by Purchaser or Seller are required with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (collectively, the "HSR Act"), all such filings shall have been made, the waiting period provided by the HSR Act shall have expired or been the subject of early termination, and no adverse action shall have been taken or threatened by the Federal Trade Commission or the Antitrust Division of the United States Department of Justice.

                (g) Seller shall have delivered to Purchaser such copies of its limited partnership agreement, its general partner's bylaws, its general partner's resolutions, incumbency certificates, certificates of good standing and other documents as the Title Company may require in order to issue the Title Policy contemplated by Section 3.01(a) hereof.

                (h) Purchaser shall have approved the settlement statement prepared by the Title Company in connection with the Closing.

                (i) Seller shall have deposited into the Closing escrow all the documents and other instruments required to be delivered by Seller in connection with the Closing, as described in Section 8.01 hereof.

                (j) Seller shall have transferred, without limitation, all permits and licenses necessary to operate the Hotel as a fully functioning full-service Marriott hotel, including, without limitation, the liquor licenses, or alternatively, the Manager shall hold licenses for the benefit of Purchaser.

Purchaser shall not terminate this Agreement for immaterial failures of any condition precedent.

          3.02  Conditions Precedent for the Benefit of Seller
                ----------------------------------------------

          Notwithstanding anything in this Agreement to the contrary, Seller's obligation to sell the Hotel shall be subject to and contingent upon the satisfaction (to Seller's reasonable satisfaction), or the waiver by Seller, as of the Closing Date, of the following conditions precedent:

                (a) Purchaser shall have delivered to Seller, Purchaser's: (A) articles of incorporation, as most recently amended or modified, certified (i) as of a date reasonably current, but in no event earlier than two (2) weeks prior to the Closing Date, by the appropriate official of Purchaser's state of incorporation and (ii) as of the Closing Date by the secretary of Purchaser, as being true and complete; (B) copies of Purchaser's bylaws and any amendments or modifications thereto, certified as of the Closing Date by the secretary of Purchaser as being true and complete; (C) original corporate resolutions authorizing Purchaser to acquire the Hotel, certified by the secretary of Purchaser as being true, complete and fully effective as of the Closing Date; (D) an incumbency certificate for Purchaser, in form and content reasonably acceptable to Seller; and (E) a certificate of good standing for each Purchaser, issued as of a date reasonably current, but in no event earlier than two (2) weeks prior to the Closing Date, by the appropriate official of Purchaser's state of incorporation.

                (b) If any filings by Purchaser or Seller are required with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice pursuant to the HSR Act, all such filings shall have been made, the waiting period provided by the HSR Act shall have expired or been the subject of early termination, and no adverse action shall have been taken or threatened by the Federal Trade Commission or the Antitrust Division of the United States Department of Justice.

                (c) The board of directors or executive committee of Seller's general partner and a sufficient number of Seller's limited partners to comply with the provisions of Seller's partnership agreement shall have approved, authorized or ratified the sale of the Hotel to Purchaser, pursuant to the terms and conditions set forth in this Agreement, and all the other transactions contemplated hereby.

                (d) Seller shall have approved the settlement statement(s) prepared by the Title Company in connection with the Closing.

                (e) The Purchaser's representations and warranties contained in Article VI hereof shall be true and complete in all material respects as if made on and as of the Closing Date, and Purchaser shall have delivered to Seller a certificate to that effect.

                (f) Purchaser shall have delivered into the Closing escrow all cash, documents and other instruments required to be delivered by Purchaser in connection with the Closing, as described in Section 8.01 hereof.

                (g) Seller shall not terminate this Agreement for immaterial failures of any condition precedent.

          3.03  Failure or Waiver of Conditions Precedent
                -----------------------------------------

          Purchaser and Seller agree to use reasonable efforts to satisfy or cause to be satisfied by August 22, 1995 (or any such earlier date as may be specified in Sections 3.01 or 3.02) the conditions set forth in Sections 3.01 and 3.02, as applicable. In the event any of the conditions set forth in
Section 3.01 or 3.02 are not satisfied or waived by such date, this Agreement shall terminate at the option of the party entitled to the benefit of such condition, whereupon all rights and obligations hereunder of each party shall be at an end (except as provided in Sections 13.02(b) and 13.11 hereof); provided,
                                                                      --------
however, that, if such failure arises from Seller's or Purchaser's breach of
- -------
this Agreement, the non-breaching party may avail itself of any remedies provided in Article X below. Either party may, at its election, at any time or times on or before the date specified for the satisfaction of any condition precedent, waive in writing the benefit of any of the conditions. In any event, Purchaser's or Seller's consent to the close of escrow pursuant to this Agreement shall conclusively be deemed to be a waiver of any remaining unfulfilled conditions for the benefit of such party.


                                  ARTICLE IV

                        Due Diligence; Confidentiality
                        ------------------------------

                4.01  Title Inspection; Review Period
                      -------------------------------

          (a) Prior to the expiration of the Review Period, Purchaser, at its own expense, shall cause the Title Company to issue the Title Commitment for the Hotel. The Title Commitment shall be in an amount and in form sufficient to satisfy the requirements set forth in Section 3.01(a). If the Title Commitment reflects exceptions or defects in title that are not acceptable to Purchaser, Purchaser shall, no later than the expiration of the Review Period, have the right to object to such exceptions or defects. If Purchaser shall fail to have objected to any exception or defect reflected on the Title Commitment before such date, such matters shall irrevocably be deemed to have been approved by Purchaser. Within five (5) Business Days following Purchaser's notice to Seller of any objections to title, Seller shall notify Purchaser either that it will eliminate all exceptions or defects to which Purchaser has objected prior to the Closing Date or shall specify the exceptions or defects that Seller will not eliminate. If Seller elects not to remove all exceptions or defects to title to which Purchaser has objected, Purchaser may terminate this Agreement (unless such exceptions or defects are not expected to reduce the value of the Hotel by more than $250,000, in which case Seller may elect to credit the amount of the expected reduction in value against the Purchase Price, in which case this Agreement shall remain in effect). If Seller agrees to eliminate all exceptions or defects to which Purchaser has objected (or to pay the amount described in the preceding sentence) or if Purchaser subsequently elects to accept any such exceptions or defects and continue this Agreement, Purchaser and Seller shall initial a list of all exceptions or defects which Purchaser agrees to accept (all of which shall be deemed to constitute Permitted Encumbrances), which list shall be attached hereto by amendment as an exhibit.

          (b) Within 20 days after Contract Date Seller shall provide Purchaser with a list and copies of all Contracts, Equipment Leases, operating statements, Permits, plans, specifications and other records and documents relating to the Hotel and the operation thereof (to the extent in Seller's possession) as Purchaser may reasonably request.

          (c) During the Review Period, Purchaser shall have the right, at its own risk, cost and expense, upon reasonable notice to Seller and the Manager, to enter, or cause its agents or representatives to enter, upon the Site for the purpose of (i) interviewing the general manager and regional manager in charge of operations at the Hotel, (ii) inspecting and copying any books, records (including, without limitation, any general ledgers, showing assets and liabilities, and any schedules of fixed assets with respect to the Hotel), permits, contracts and other documents, instruments and agreements relating to the Hotel, but only to the extent such items exist and are in Seller's possession, and (iii) making surveys or other tests, test borings, inspections, investigations and/or studies of the Hotel (each a "Study"). In addition, Seller agrees to use all reasonable efforts to cause the Manager to permit Purchaser to inspect and copy any books, records, permits, contracts and other documents, instruments and agreements relating to the Hotel, to the extent such items are in the Manager's possession, other than proprietary items; provided, that
                                                           --------
nothing in this Agreement shall be deemed to impose
contractual obligations on the Manager. Seller shall have the opportunity to review all drafts of all environmental, engineering and similar assessments. All environmental, engineering and similar assessments shall be and remain the property of Purchaser; provided, however, that Purchaser covenants and agrees
                       --------  -------
(i) to supply Seller with the results of any Study and copies of any report or document created in connection with any Study if this Agreement is terminated for any reason other than solely because of Seller's default hereunder and (ii) to keep the results of each Study and every report or document created in connection therewith strictly confidential. Purchaser and Seller make no representations or warranties regarding, and shall not have any liability to each other with respect to, the results of any such Study or any report or document created in connection therewith; provided, however, that Purchaser
                                          --------  -------
shall not make any physical alterations to the Hotel, such entry shall not interfere with the guests or management of the Hotel, and Purchaser shall hold harmless, indemnify and defend Seller against any and all costs, claims or expenses in connection therewith and shall repair any damage to the Hotel or Site suffered or occasioned by any such Study. Purchaser's obligations under this Section 4.01(c) shall survive the Closing or the termination of this Agreement.

          (d) Prior to the expiration of the Review Period, Purchaser shall give Seller, in writing, a list of any covenants, interests or agreements (including, without limitation, any reciprocal easement or similar agreement) related to the Hotel or a Site that require the consent or approval of, or an estoppel certificate from, third parties to the transactions contemplated hereby.

          4.02  Termination
                -----------

          If, prior to the expiration of the Review Period, Purchaser gives Seller written notification (the "Termination Notice") that Purchaser elects not to consummate the purchase of the Hotel in accordance with the terms of this Agreement, this Agreement shall terminate. The Purchaser shall have the right, in its sole discretion, to determine whether to give the Termination Notice. If the Termination Notice is given, this Agreement shall immediately be terminated, and neither party shall have any further liability to the other under this Agreement (except as specified in Sections 13.02(b) and 13.11 hereof). If Purchaser does not give the Termination Notice by the end of the Review Period, this Agreement shall remain in full force and effect, and Purchaser shall be bound by the terms of this Agreement.

                                   ARTICLE V

              Seller's Representations, Warranties, and Covenants
              ---------------------------------------------------

          In order to induce Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller, with respect to itself, and the Hotel, represents and warrants to, and covenants with, Purchaser as follows:

          5.01  Good Standing
                -------------

          Seller is a limited partnership duly organized, validly existing, and in good standing under the laws of Delaware, is authorized to conduct the business in which it is now engaged, and is duly qualified and in good standing in the jurisdiction in which the property to be conveyed hereunder by Seller is located. Seller has the full partnership power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder, subject only to the consent of a majority in interest of the Seller's limited partnership units to the transaction contemplated hereby.

          5.02  Due Authorization
                -----------------

          The execution, delivery, and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby have been or will be as of the Closing Date duly and validly authorized by all requisite partnership actions of Seller (none of which actions have been modified or rescinded, and all of which actions are in full force and effect). This Agreement and each document to be executed and delivered by Seller at Closing constitutes, or at the time of Closing will constitute, a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

          5.03  No Violations or Defaults
                -------------------------

          The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate any law or any order of any court or governmental authority with proper jurisdiction, which violation or default will, in any one case or in the aggregate, materially adversely affect the operation of the Hotel being conveyed or Seller's ability to consummate the transactions contemplated hereby; result in a breach or default under any material Contract or any provision of the organizational documents of Seller; or require any consent, or approval or vote of any court or governmental authority or of any third person or entity that, as of the Closing Date, has not been given or taken and does not remain effective; provided,
                                                                 --------
however, that Purchaser recognizes
- -------
and agrees that consummation of the transactions contemplated hereby will require the consent of a majority in interest of Seller's limited partners, which Seller agrees to use diligent efforts to obtain by the Closing Date.

          5.04  Litigation
                ----------

          There are no actions, suits, arbitrations, governmental investigations, or other proceedings pending or, to Seller's knowledge, threatened against Seller before any court or governmental authority, an adverse determination of which might materially and adversely affect (a) Seller's ability and right to enter into this Agreement or to consummate the transactions contemplated hereby, or (b) Seller's title to the Hotel, or the condition or operation of the Hotel (including the validity of any material Permits relating thereto).

          5.05  Compliance with Laws
                --------------------

          To Seller's knowledge, the Hotel is in compliance in all material respects with all laws, rules, regulations, health and sanitation codes, and zoning ordinances and with the terms of all Permits applicable to the Hotel, non-compliance with which would have a material adverse effect on Purchaser, the Hotel, or the use or operation thereof, and all Permits required for the Hotel's operation are presently in full force and effect.

          5.06  Financial Information
                ---------------------

          To Seller's knowledge, all financial information regarding the Hotel furnished by the Seller to the Purchaser is true and accurate in all material respects and contains no material misstatement and does not omit any statement or fact necessary to make the information contained therein not materially misleading. Purchaser acknowledges that the aforementioned financial information relates solely to historical performance of the Hotel and in no way represents a projection of future performance, and Seller makes no representations as to the future performance of the Hotel.

          5.07  Insurance
                ---------

          Seller has not received notice from any insurance company of any defects or inadequacies in the Hotel that would adversely affect its insurability or increase the cost of insurance. Between the date hereof and the Closing Date, Seller shall cause all such insurance policies to remain in full force and effect.

          5.08  Condemnation Actions
                --------------------

          To Seller's knowledge, there are no pending condemnation actions or special assessments of any nature with respect to the Hotel or any part thereof that under Section 9.02 would materially impair the Hotel's economic viability as a fully functioning full-service Marriott hotel, and Seller has not received any notice of any such threatened or contemplated condemnation action or special assessment. If, between the date hereof and the Closing Date, Seller receives a notice of any threatened or contemplated condemnation action or special assessment, Seller shall promptly notify Purchaser of notice, and Purchaser shall have the right to consult with Seller in the settlement of any such condemnation action or special assessment; provided, however, that Seller shall
                                           --------  -------
consider, but not be obligated to follow, any advice offered by Purchaser.

          5.09  Operation of the Hotel Before Closing
                -------------------------------------

          Before the Closing Date, Seller shall cause the Hotel to be operated in a good and businesslike fashion consistent with past practices and shall cause the Hotel to be maintained in good working order and condition.

          5.10  Hazardous Materials
                -------------------

          (a) "Hazardous Materials" means any asbestos-containing materials, polychlorinated biphenyls (PCBs), and any materials, wastes, substances, or chemicals that are deemed hazardous, toxic, a pollutant or a contaminant under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Hazardous Materials
                                          -- ---
Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), or the
                                                        -- ---
Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901, et seq.), (each, an "Environmental Law").
      -- ---

          (b) At the time Seller acquired the Hotel to Seller's knowledge, there were no actual or claimed violations of any Environmental Laws or any state laws with respect to the Hotel. During the time that Seller owned the Hotel, to Seller's knowledge, neither Seller nor any third party has used, generated, stored, or disposed of on, under or about the Hotel, or transported to or from any such Hotel, any Hazardous Materials other than in compliance with applicable Environmental Laws. For purposes of this Section 5.10, "knowledge" of Seller shall be based on inquiries to the general manager of the Hotel, the regional engineer, and the Assistant General Counsel-Hotel Operations of Marriott International, Inc. with no obligation to inquire further.

          5.11  Contracts and Equipment Leases
                ------------------------------

          The Contracts and Equipment Leases delivered to Purchaser pursuant to
Section 4.01(b) will constitute all Contracts and Equipment Leases material to the maintenance and operation of the Hotel, and all such Contracts and Equipment Leases will be in full force and effect. There are no events or conditions that, with notice or lapse of time or both, would constitute a default by Seller in any material respect of any such Contract or Equipment Lease.

          5.12  Bankruptcy Matters
                ------------------

          Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of all or substantially all of its assets, suffered the attachment or other judicial seizure of all or substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally. Seller is not insolvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby.

          5.13  Employees
                ---------

          Seller has not employed or engaged any personnel in connection with the operation of the Hotel.

          5.14  Additional Covenants
                --------------------

          (a) Between the date hereof and the Closing Date, Seller shall not, without the prior written consent of Purchaser, enter into, modify, or terminate, or allow Manager to enter into, modify or terminate, any agreement or other instrument affecting the Hotel if such action would have a material adverse effect on the Hotel or the operation thereof, and Seller shall not, without the prior written consent of Purchaser, enter into, or allow Manager to enter into, any contract or make any purchase relating to the Hotel that would not be freely terminable or cancelable within ninety (90) days or less (or such longer period and on such other terms as shall be customary in the market for similar contracts if such contract would not reasonably be expected to have a material impact on the transactions contemplated by this Agreement).

          (b) Between the date hereof and the Closing Date, Seller shall not enter into any indebtedness secured by the Hotel or otherwise take any voluntary action to encumber the Hotel unless Seller provides Purchaser with prior written notice thereof and covenants and agrees to pay-off such indebtedness and/or remove such encumbrance prior to the Closing.

          (c) Prior to or at the Closing, Seller shall deliver to the Title Company such reasonable and customary affidavits as are required to remove from the title policy described in Section 3.01(a), the exceptions for parties in possession, mechanics' liens, unrecorded easements and other similar items for which it is reasonable and customary to give affidavits in the various jurisdictions.

          (d) With respect to the Hotel, Seller agrees to use its commercially reasonable best efforts to assemble, or cause to be assembled, all related Miscellaneous Assets in Seller's possession, and originals of all related Contracts and all related Equipment Leases in Seller's possession, and to deliver the foregoing to Purchaser at or prior to the Closing; provided, that
                                                               --------
Seller's failure to assemble or provide the foregoing following use of commercially reasonable best efforts shall not be a breach of this covenant if such failure(s) in the aggregate would not reasonably be expected to have a material adverse impact on the transactions contemplated hereby. Seller shall use commercially reasonable best efforts to satisfy its obligations under Sections 3.01, 3.03 and 4.01 in all material respects by the dates specified in such Sections.


                                   ARTICLE VI

             Purchaser's Representations Warranties and Covenants
             ----------------------------------------------------

          In order to induce Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser represents and warrants to, and covenants with, Seller as follows:

          6.01  Good Standing
                -------------

          Purchaser warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and is qualified to do business in Delaware and in the jurisdiction in which the Hotel is located. Purchaser represents and warrants further that each Permitted Designee, if any, will be a newly formed, single-purpose Delaware corporation, and a wholly-owned direct or indirect subsidiary of Host Marriott Corporation, and the Permitted Designee will be, on the Closing Date and at all relevant times thereafter, duly organized, validly existing and in good standing in its state of organization and in the state of Texas.

          6.02  Due Authorization
                -----------------

          Purchaser warrants that the execution of this Agreement and the consummation of the transactions contemplated hereby have been or will as of the Closing Date be duly and validly authorized by all necessary corporate action, of Purchaser (none of which actions will have been modified or rescinded, and all of which actions will remain in full force and effect). This Agreement and each document to be executed and delivered by Purchaser or any Permitted Designee at or in connection with the Closing constitutes, or at the time of Closing will constitute, a valid and binding obligation of Purchaser or such Permitted Designee, as applicable, enforceable against Purchaser or such Permitted Designee, as applicable, in accordance with its terms.

          6.03  No Violations or Defaults
                -------------------------

          The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate any law or any order of any court or governmental authority with proper jurisdiction, which violation or default will, in any one case or in the aggregate, adversely affect Purchaser's or any Permitted Designee's ability to consummate the transactions contemplated hereby; result in a breach or default under any contract binding upon Purchaser or any Permitted Designee or any of their respective assets or any provision of the organizational documents of Purchaser or any Permitted Designee; or require any consent, approval or vote of any court or governmental authority or of any third person or entity that, as of the Closing Date, has not been given or taken.

          6.04  Litigation
                ----------

          There are no suits, arbitrations, proceedings, or governmental investigations that are pending or, to the knowledge of Purchaser or any Permitted Designee, or any of their respective partners, threatened against Purchaser or such Permitted Designee, an adverse determination of which might materially and adversely affect Purchaser's or such Permitted Designee's ability and right to enter into this Agreement or to consummate the transactions contemplated hereby.

          6.05  Bankruptcy Matters
                ------------------

          Neither Purchaser nor any Permitted Designee has made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of all or substantially all of its assets, suffered the attachment or other judicial seizure of all or substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally. Neither Purchaser nor any Permitted Designee is insolvent or will be rendered insolvent by the consummation of the transactions contemplated hereby.

          6.06  HSR Filing
                ----------

          In the event any filings are required under the HSR Act, as set forth in Sections 3.01(g) and 3.02(b), Purchaser shall pay the entire filing fee incurred in connection with such filings.


                                  ARTICLE VII

                                    Deposit
                                    -------

          Purchaser agrees to pay all of Seller's transaction costs related to this Agreement and the sale of the Hotel, whether or not the sale is consummated. Accordingly, no deposit will be required.


                                 ARTICLE VIII

                              Escrow and Closing
                              ------------------

          8.01  Escrow Arrangements
                -------------------

          An escrow for the purchase and sale contemplated by this Agreement shall be opened by Seller with the Title Company. On or before the Closing Date, Seller and Purchaser shall each deliver written escrow instructions to the Title Company consistent with this Article VIII, with a copy to the other party, and the parties shall deposit in escrow the following funds and documents:

          (a)   Seller shall deposit (or cause to be deposited):

                  (i)   the duly executed and acknowledged Deed;

                 (ii)   the duly executed Bill of Sale;

                (iii)   the certificate contemplated by Section 3.01(b);

                 (iv) Any written consents, approvals, estoppel certificates or other documents required by Section 3.01;

                  (v) any affidavits or other instruments reasonably required by the Title Company and contemplated by Section 5.14(c);

                 (vi) certificates from Seller certifying the information required by (S) 1445 of the Code to establish, for the purposes of eliminating Purchaser's tax withholding obligations, that Seller is not a "foreign person" as defined in (S) 1445(f)(3) of the Code (the "FIRPTA Certificates");

          (b)   Purchaser shall deposit (or cause to be deposited):

                  (i) cash in the amount of the Purchase Price, plus sufficient additional cash to pay all escrow costs and closing expenses as provided in Article VII and Section 8.04;

                 (ii)   duly executed counterparts of the Bill of Sale; and

                (iii) a closing certificate, in form and content reasonably acceptable to Seller and duly executed by Purchaser.

          (c)  In addition, at Closing, Seller shall furnish to Purchaser:

                  (i) satisfactory evidence that Seller has filed all tax returns required to be filed before the Closing Date with respect to the Hotel and has paid (or provided for the payment of, by escrow, closing adjustment or otherwise) all amounts actually due or which have accrued as of the Closing Date and will become due for all state, county and municipal real estate, sales, purchase and use taxes, all assessments for local improvements, and any and all other taxes, assessments, charges and fees, the non-payment of which may result in a lien on the Hotel or liability on the part of Purchaser; and

                 (ii) all original Permits, Contracts, and Equipment Leases which are in Seller's possession and are being assigned to Purchaser.

          8.02  Closing
                -------

          The escrow instructions to be delivered by the parties shall instruct the Title Company, upon satisfaction of the conditions set forth therein (which shall in all respects be consistent with the terms and conditions of this Agreement), to close escrow by:

          (a) causing the Deed to be recorded in the official records of Dallas County, Texas;

          (b) paying or causing to be paid all recording, filing and transfer taxes, fees or expenses necessary in connection with the recordings and filings described in subparagraph (a) above (at Purchaser's expense);

          (c) delivering to Seller and Purchaser originals of the Bill of Sale and delivering to Purchaser the FIRPTA Certificates and any consents referred to in Section 3.01(d);

          (d) delivering to Purchaser all other escrowed documents not recorded or filed pursuant to this Section 8.02, and delivering to Seller the full Purchase Price; and

          (e) taking such other actions as may be reasonably required by Seller or Purchaser.

          8.03  Closing Adjustments
                -------------------

          (a) Unless otherwise provided herein, and subject to Section 8.03(c), the following items shall be adjusted between Purchaser and Seller as of 12:01 a.m. on the Closing Date:

                  (i) Purchaser shall be credited with any deposits from tenants, guests, groups, or banquet customers of the Hotel (including interest earned thereon to the extent payable to such tenants, guests) in Seller's possession which are refundable to such tenants, guests, groups, or banquet customers of the Hotel. Seller shall be reimbursed in escrow for any refundable deposits or bonds made by Seller to any utility (to the extent assigned to Purchaser), governmental agency or service contractor with respect to the Hotel.

                 (ii) Net guest room, food, beverage and other revenues of the Hotel, whether in cash or, subject to Section 8.03(b) hereof, in Accounts Receivable, arising from occupancy, catering, bar, restaurant or other services for the night beginning on the day preceding the Closing Date and ending on the Closing Date shall be credited to Seller.

                (iii) All other ordinary and customary items of income and expense including, without limitation, room rents receivable from current guests of the Hotel as set forth in the guest ledger for periods prior to the night preceding the Closing Date, income from catering and banquet facilities, rents from licensees and concessionaires, wage and payroll taxes and benefits, water, sewer, electricity and gas charges, real estate taxes and assessments, personal property taxes, ground lease rents, items of expense under maintenance contracts, service contracts, personal property leases, rental contracts or equipment or telephone contracts, advertising contracts, cleaning contracts, prepaid rents and deposits for reservations shall be prorated or adjusted as of the Closing Date (to the extent possible with cut-off bills as of 12:01 a.m. on the Closing Date, or to such time and date as near as possible thereto). All such items attributable to the period prior to the Closing Date shall be credited to Seller. All such items attributable to the period on and after the Closing Date shall be credited to Purchaser.

                 (iv) Wages, salaries, payroll taxes, contributions due in respect of pension and welfare plans and other fringe benefits for all employees of the Hotel shall be apportioned as of the beginning of the "day shift" on the Closing Date and Purchaser shall pay all such amounts which accrue for services rendered thereafter. Purchaser shall, at its option: (a) assume and receive a credit for accrued vacation benefits and sick leave benefits due to such employees for which such employees may receive compensation in lieu of taking such benefits and which relate to any period prior to the Closing Date or
          (b) require Seller to cause such vacation and sick leave benefits to be paid out in cash to such employees at Seller's expense. Purchaser shall be obligated to pay the severance or termination payments of any employees whose employment is terminated on or after the Closing Date in connection with the sale of the Hotel hereunder.

          (b) All Accounts Receivable originating prior to 12:01 a.m. on the Closing Date shall belong to Seller. Following the Closing, Seller (or Manager on Seller's behalf) shall have the exclusive right to collect, account for, compromise, settle and receipt for all such Accounts Receivable, and Purchaser shall cooperate in all reasonable respects with Seller or Manager, as applicable, in the collection thereof. Purchaser shall not be obligated or entitled to collect or attempt to collect such Accounts Receivable on behalf of Seller, nor shall Purchaser be obligated to make any payment to Seller on account thereof.

          (c) The provisions of this Section 8.03 may not specify all adjustments properly to be made in a transaction of this nature. Representatives of Purchaser and Seller shall perform all of the adjustments through the Closing Date and any and all other adjustments not specifically referred to herein, which are appropriate and usual. The adjustments hereunder shall be calculated or paid in an amount based upon a fair and reasonable estimated accounting performed and agreed to by representatives of Seller and Purchaser at the Closing. Subsequent final adjustments and payments shall be made in cash or other immediately available funds as soon as practicable after the Closing Date, and in any event within ninety (90) days after the Closing Date, based upon an agreed accounting performed by representatives of Seller and Purchaser. In the event the parties have not agreed with respect to the adjustments required to be made pursuant to this Section 8.03 within such ninety-day period, upon application by either party, the Accountant shall determine any such adjustments which have not theretofore been agreed to between Seller and Purchaser. The charges of the Accountant shall be borne in equal shares by Seller and Purchaser.

          8.04  Closing Costs
                -------------

          Purchaser shall pay all documentary, transfer, recording or transaction taxes or fees assessed by any jurisdiction in connection with the transfer of title to the Hotel from Seller to Purchaser and all title insurance premiums and other charges necessary for the issuance of the Title Policy. In addition, Purchaser shall pay any sales or use taxes determined to be payable in connection with this transaction. Purchaser party shall pay its own attorneys' fees and costs in connection with this transaction and shall reimburse Seller for the cost of its attorneys' fees and other costs.

                                  ARTICLE IX

                 Risk of Loss or Condemnation Prior to Closing
                 ---------------------------------------------

          9.01  Risk of Loss
                ------------

          Risk of loss as a result of fire or other casualty to the Hotel shall be on Seller up until the Closing and shall be on Purchaser thereafter. If, at any time on or before the Closing Date, the Hotel has suffered damage, destruction, or casualty (each, a "Casualty Loss") that is "material" (as defined below), the Purchaser, at its option and in addition to its rights under
Section 2.07, may terminate this Agreement. For purposes of this Section 9.01, a Casualty Loss to the Hotel shall be considered "material" if either (a) the cost of repairing such Casualty Loss may reasonably be expected to exceed $250,000, or (b) such Casualty Loss is of a nature which precludes in any material respect the normal operation of the Hotel and such Casualty Loss cannot reasonably be expected to be repaired within six (6) months after the date of such Casualty Loss. If, in the event of a material Casualty Loss, Purchaser does not elect to terminate its obligation to purchase the Hotel pursuant to this Section 9.01, Seller shall, at

Purchaser's election, either (a) promptly and fully repair the damage so as to restore the Hotel to a condition substantially equivalent to its condition immediately before the occurrence of such Casualty Loss or Casualty Losses or
(b) pay Purchaser the full amount of any casualty insurance proceeds collected by Seller with respect thereto, and if such insurance proceeds are insufficient to cover the full costs of such repair, Seller shall be liable to Purchaser for the full amount of the deficiency (as estimated by the parties at Closing); provided, however, that, notwithstanding the foregoing, if the aggregate cost of
- --------  -------
repairing all material Casualty Losses may reasonably be expected to exceed $1,000,000, then Seller shall have the right to terminate this Agreement, upon written notice to Purchaser, with the same effect as if Purchaser had made such election. In the event of any Casualty Loss that does not result in the termination of Purchaser's obligation to acquire the Hotel so damaged, Seller shall pay or assign to Purchaser (a) the proceeds of all casualty insurance for casualties occurring prior to the Closing (to the extent the damage to which such proceeds are related has not previously been repaired) and (b) the proceeds of all business interruption and similar insurance for the period after the Closing.

          9.02  Condemnation of Hotel
                ---------------------

          If, before the Closing Date, part or all of the Hotel is condemned or threatened with condemnation to such an extent as would materially impair the Hotel's economic viability as a fully functioning full-service Marriott hotel, Purchaser, at its option and in addition to its rights under Section 2.07, may terminate this Agreement. Without limiting the generality of the foregoing, an actual or threatened condemnation shall be deemed materially to impair the Hotel's economic viability as a fully functioning full-service Marriott hotel, if it involves an actual or threatened condemnation of (i) a number of guest rooms at the Hotel such that the number of guest rooms remaining after such condemnation would be less than eighty percent (80%) of the number of guest rooms in existence on the date hereof, (ii) a portion of the lobby, meeting room, bars, restaurant, banquet, and recreation facilities, "back-of-house" areas, parking facilities, or other public areas with the result that such areas can no longer reasonably serve their intended purposes and cannot reasonably be replaced, or (iii) a principal means of ingress or egress to the Site which cannot reasonably be replaced. If Purchaser does not elect to terminate its obligation to purchase the condemned Hotel pursuant to this Section 9.02, or if the condemnation or threatened condemnation would not materially impair the affected Hotel's economic viability as a fully functioning full-service Marriott hotel, Seller shall assign to Purchaser at the applicable Closing, by written instrument, the proceeds of any condemnation award arising out of an actual or threatened condemnation or otherwise, and Seller will turn over to Purchaser any such proceeds upon Seller's receipt thereof. For the purposes of the foregoing, a "threat" of condemnation shall not be deemed to have arisen unless and until Seller either (a) shall have received an official notice to such effect from a public authority or (b) shall have knowledge of same. For purposes of this Section 9.02, "knowledge" of Seller shall be based on inquiries to the Chief Financial Officer of the Manager, the general manager of the Hotel, and the Assistant General Counsel-Hotel Operations of Marriott International, Inc., with no obligation to inquire further.


                                   ARTICLE X

                             Termination; Remedies
                             ---------------------

          10.01 Termination
                -----------

          Subject to the provisions of Section 10.05, if at the Closing (i) Seller is unable to deliver title to the Hotel as defined in this Agreement and in accordance with all of the terms, provisions and conditions of this Agreement, (ii) Seller shall have failed to comply in any material respect with any other term, provision or condition of this Agreement, or (iii) any of the conditions to Purchaser's obligations hereunder or under any other agreement referenced herein shall not have been satisfied in all material respects, Purchaser shall have the right:

          (a) to cancel this Agreement by giving written notice to Seller, at which time this Agreement shall be deemed to be terminated, and Purchaser shall be entitled to the remedies of Purchaser set forth in Section 10.03 below; or

          (b) to take title to the Hotel subject to the defect, exception, objection, inaccuracy, violation or failure and receive a credit against the Purchase Price in an amount equal to the cost of removing or curing the defect, violation, exception, objection or inaccuracy, up to an amount not to exceed $250,000 in the aggregate.

          10.02 Defects in Title
                ----------------

          In the event that Purchaser notifies Seller, in writing (which notice shall be given prior to the expiration of the Review Period, that the Title Commitment for the Hotel reveals exceptions constituting defects in title, other than Permitted Encumbrances, and Seller elects to but is unable to remove such exceptions by the Closing, Seller shall be entitled to an adjournment of the Closing for a period not to exceed one hundred twenty (120) days in order to remove such title defects, provided that (i) such title defects cannot reasonably be removed prior to the Closing and (ii) Seller promptly commences and diligently pursues removal of the same. If (i) the conditions to the 120-day adjournment period set forth in the immediately preceding sentence are not satisfied or (ii) after such 120-day period the Title Company remains unwilling to remove such exceptions, then, in either case, Purchaser shall have the option to terminate the Agreement and there shall be no further obligation between the parties with respect to such Hotel (except as provided in Sections 13.02(b) and 13.11 hereof). In lieu thereof, however, Purchaser may elect to proceed with the Closing and notify Seller to said effect, in which event the provisions of
Section 10.01(b) shall apply.

          10.03 Remedies of Purchaser
                ---------------------

          Subject to the provisions of Section 10.05, if Seller shall fail to consummate the transactions contemplated herein due to Seller's default of any of the terms or conditions of this Agreement, Purchaser's sole rights hereunder in such event shall be to (i) compel specific performance of Seller's obligations to convey the Hotel in accordance with the terms of this Agreement, and receive reimbursement of attorneys' fees and court costs incurred by Purchaser in compelling such specific performance, if Purchaser is successful, or (ii) terminate this Agreement. In no event shall Purchaser be entitled to indirect or consequential damages arising from Seller's default of any of the terms or conditions of this Agreement, including, without limitation, any damages based on the lost value of the Hotel. The right of specific performance made available to Purchaser but not to Seller in this Section 10.03 shall not render this Agreement invalid by reason of lack of mutuality.

          10.04 Remedies of Seller
                ------------------

          Subject to the provisions of Section 10.05, if Purchaser shall fail to consummate the transactions as required herein for any reason except (i) Seller's default; (ii) failure of title; or (iii) failure of the conditions set forth in Section 3.01 of this Agreement, Seller as its sole remedy hereunder, at law or in equity, shall have the right to reimbursement for its out of pocket costs incurred in connection herewith, including, without limitation, all costs incurred in connection with the solicitation of consents from its limited partners and any related SEC filings.

          10.05 Notice and Cure Period
                ----------------------

                 Notwithstanding anything contained herein to the contrary, in the event that Seller or Purchaser believe that the other party is in default of any of the terms or conditions of this Agreement, the non-defaulting party shall not begin to exercise any of its rights or remedies under this Agreement until after it has given to the defaulting party written notice of the alleged default and a period of 10 days thereafter within which to cure such default, and the time for performance of such term or condition shall be extended for such ten (10) day period, but not longer, unless both parties otherwise agree in writing.


                                  ARTICLE XI

                         Waiver and Partial Invalidity
                         -----------------------------

          11.01 Waiver
                ------

          The failure of either party to insist on strict performance of any of the provisions of this Agreement or to exercise any right granted to it under this Agreement shall not be construed as a relinquishment or future waiver; rather, the provision or right shall continue in full force. No waiver of any provision or right shall be valid unless it is in writing and signed by the party giving it.

          11.02 Partial Invalidity
                ------------------

          If any part of this Agreement is declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such portion had never existed, unless this construction would operate as an undue hardship on Seller or Purchaser or would constitute a substantial deviation from the general intent of the parties as reflected in this Agreement.


                                  ARTICLE XII

                                Indemnification
                                ---------------

          12.01 Agreement to Indemnify
                ----------------------

          (a) Seller shall hold harmless, indemnify, and defend Purchaser against any and all obligations, claims, losses, damages, liabilities, and expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) arising out of (i) events, taxes, contractual obligations (including, without limitation, any contractual obligations of Seller with respect to contracts entered into between the Manager and third parties pursuant to the Management Agreement), acts, or omissions of Seller that occurred or accrued in connection with the ownership or operation of the Hotel related to the period prior to the Closing or, (ii) any damage to property of others or injury to or death of any person or any claims for any debts or obligations occurring or accruing on or about or in connection with the Hotel or Site or any portion thereof at any time or times prior to the Closing, and (b) Purchaser shall hold harmless, indemnify, and defend Seller against any and all obligations, claims, losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) arising out of (i) events, taxes, contractual obligations, acts, or omissions of Purchaser that occur or accrue in connection with the ownership or operation of the Hotel related to the period from and after the Closing, or (ii) any damage to property of others or injury to or death of any person or any claims for any debts or obligations occurring or accruing on or about the Hotel or Site or any portion thereof at any time or times after the Closing.

          12.02 Indemnification Regarding Assumed Obligations
                ---------------------------------------------

          Whenever it is provided in this Agreement that an obligation of Seller will be assumed by Purchaser after the Closing, Purchaser shall be deemed to have also agreed to indemnify, defend, and hold harmless Seller and their respective successors and assigns from all claims, losses, damages, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) arising from any failure of Purchaser to perform the obligation so assumed after the Closing, but only to the extent such obligation relates to the period from and after the Closing.

          12.03 Notice and Cooperation on Indemnification
                -----------------------------------------

          Whenever either party shall learn through the filing of a claim or the commencement of a proceeding or otherwise of the existence of any liability for which the other party is or may be responsible under this Agreement, the party learning of such liability shall notify the other party promptly and furnish such copies of documents (and make originals thereof available) and such other information as such party may have that may be used or useful in the defense of such claims and shall afford said other party full opportunity to defend the same in the name of such party and shall generally cooperate with said other party in the defense of any such claim.


                                 ARTICLE XIII

                                 Miscellaneous
                                 -------------

          13.01 Brokerage Commissions and Finder's Fees
                ---------------------------------------

          Each party to this Agreement warrants to the other than no person or entity can properly claim a right to a real estate commission, real estate finder's fee, real estate acquisition fee or other brokerage-type compensation based upon the acts of that party with respect to the transactions contemplated by this Agreement

(collectively, "Real Estate Compensation"). Each party shall indemnify, defend and hold the other harmless from any and all claims, suits, obligations, liabilities, damages, losses, costs, and expenses (including, without limitation, reasonable attorneys' and accountants fees and returned commissions) resulting from any claim for Real Estate Compensation by any person or entity based upon such acts or from payment of Real Estate Compensation to any person by such party or by any entity affiliated with such party.

          13.02 Representations, Warranties, and Covenants
                ------------------------------------------

          (a) Except as provided below, the representations and warranties contained in this Agreement shall be effective as of the date made or deemed made and on the Closing Date only and shall not continue beyond the Closing or termination of this Agreement; provided, however, that any liability with
                               --------  -------
respect to breach thereof on or as of the Closing Date shall survive the Closing for a period of no more than one (1) year, TIME BEING OF THE ESSENCE; and provided, further, that Seller shall not have liability on account of any breach
- --------  -------
thereof unless and until the aggregate amount of all such claims shall exceed $250,000.

          (b) The indemnification provisions set forth in Sections 2.01, 2.05, 4.01(c), 4.02, 12.01, 12.02, 12.03 and 13.01 shall survive the Closing.

          13.03 Assignment
                ----------

          (a) Neither party shall assign or transfer or permit the assignment or transfer of its rights or obligations under this Agreement without the prior written consent of the other, in its sole and absolute discretion, and any such assignment or transfer without such prior written consent is hereby declared to be null and void; except that Purchaser shall be permitted to designate any wholly-owned direct or indirect subsidiary of Host Marriott Corporation (each, a "Permitted Designee") as the entity to whom the Deed and Bill of Sale with respect to the Hotel is to be delivered; provided, however, that nothing in this
                                        ---------  -------
Section 13.03 shall be deemed to limit Purchaser's obligations hereunder and Purchaser shall continue to be liable for such Permitted Designee's performance of its obligations hereunder.

          (b) In the event either party consents to an assignment of this Agreement by the other, no further assignment shall be made without another written consent from the consenting party, unless the assignment may otherwise be made without consent under this Agreement. An assignment by either Seller or Purchaser of interest in this Agreement shall not relieve Seller or Purchaser, as the case may be, from its obligations, but this Agreement shall then inure to the benefit of, and be binding on, the assignee and its successors, heirs, legal representatives, and permitted assigns. All assignees shall be subject to this Section 13.03 as though they were an original party to this Agreement.

          13.04 Limited Liability
                -----------------

          Seller and Purchaser agree that no partner, member or shareholder shall have any personal liability under this Agreement and that Purchaser shall have recourse for the faithful performance by a party of its obligations hereunder and thereunder shall be only to the assets of that party.

          13.05 Period for Making Claims
                ------------------------

          Except as otherwise expressly provided herein, all claims by a party hereto, whether for amounts due or otherwise, under any provision of this Agreement, must be made in writing to the other parties by the date which is one
(1) year from the Closing Date, TIME BEING OF THE ESSENCE.

          13.06 Applicable Law
                --------------

          This Agreement shall be governed by the laws of the State of Maryland (excluding the choice of law provisions thereof), except that any matter of real estate law affecting the Hotel shall be governed by the laws of the State of Texas.

          13.07 Headings
                --------

          The headings of articles and sections of this Agreement are inserted only for convenience; and are not to be construed as a limitation of the scope of the particular provision to which they refer or otherwise to affect the interpretation of any provision hereof.

          13.08 Notices
                -------

          Notices and other communications required by this Agreement shall be in writing and (a) delivered by hand against receipt, (b) transmitted by telecopy and confirmed by telephone or (c) sent by certified or registered mail, postage prepaid, with return receipt requested, or by nationally-recognized overnight courier. All notices shall be addressed as follows:

          If to Seller:

          Potomac Hotel Limited Partnership
          c/o Host Marriott Corporation
          10400 Fernwood Road
          Bethesda, Maryland  20817
          Attention:   Mr. Bruce Stemerman
                       Host Marriott Lodging Partnerships
                       Department 72/924.25
                       301/380-3883
                       301/380-8260 (FAX)

          If to Purchaser:

          Host Marriott Corporation
          10400 Fernwood Road
          Bethesda, Maryland  20817
          Attention:   Mr. Bruce Wardinski
                       Treasury Department 72/924.11
                       301/380-7451
                       301/380-3588 (FAX)

or to such other address as may be designated in writing by a proper notice delivered by one party to the other. Any properly mailed notice shall be effective upon receipt (and confirmation by telephone, if sent by telecopy) or, if refused, upon refusal to accept delivery by the party to be charged with notice.

          13.09 Entire Agreement
                ----------------

          This Agreement, and the exhibits attached hereto, constitutes the entire agreement between the parties with respect to the purchase and sale of the Hotel and supersedes all prior oral and written understandings. Amendments to this Agreement shall not be effective unless in writing and signed by the party against whom enforcement of the amendment is sought.

          13.10 Counterparts
                ------------

          This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

          13.11 Termination Fee
                ---------------

          In the event that either party exercises its termination rights pursuant to Sections 2.07, 3.03, 4.01(a), 4.02, 10.01 or 10.02 of this
Agreement, the party terminating this Agreement shall be obligated to pay to the other party a termination fee in the amount of Five Hundred and No/100 Dollars ($500.00), and such obligation shall survive the termination of this Agreement.

          13.12 Further Assurances
                ------------------

          Seller and Purchaser each agree to execute and deliver such other documents, certificates, agreements and other writings, and to take such other actions, as may be reasonably requested by the other party to consummate the transactions contemplated by this Agreement.

          13.13 Local Law Requirements
                ----------------------

          To the extent not inconsistent with this Agreement, Seller agrees to make such modifications to the Deed and Bill of Sale and to execute such other additional settlement documents or other related documents, as may be necessary or reasonably requested so that such documents comply with the local law and custom of the applicable jurisdiction.

          13.14 Business Day
                ------------

          To the extent that any date of performance required under this Agreement does not fall on a Business Day, the date of performance shall be extended to the next succeeding Business Day. "Business Day" shall mean any day that is not a Saturday, a Sunday or a federal, District of Columbia, or State of Maryland holiday on which commercial office operations are typically closed.

          13.15 Inspection of Books and Records
                -------------------------------

          Seller shall permit Purchaser and its agents and representatives, at all reasonable times and upon reasonable notice, to examine and copy the books and records of Seller pertaining to the Hotel, to the extent such books and records are in Seller's actual possession or control.

          IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed by their duly authorized officers as of the date set forth below.


                                            POTOMAC HOTEL LIMITED
                                            PARTNERSHIP

Attest:
[CORPORATE SEAL]                            Host Marriott Corporation, its
                                             General Partner

By:  /s/ Pamela J. Murch                    By:  /s/ Christopher G. Townsend
   ---------------------------                 -------------------------------
    Assistant Secretary.                    Title:  Vice President


Date:  July 14, 1995



Attest:                                     HOST MARRIOTT CORPORATION
[CORPORATE SEAL]

By:  /s/ Pamela J. Murch                    By:  /s/ Christopher G. Townsend
   ---------------------------                 -------------------------------
     Assistant Secretary.                   Title:  Vice President

Date:  July 14, 1995